UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 23, 2014 (June 17, 2014)

Veritiv Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36479

Delaware	46-3234977
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 419-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2014, the Board of Directors (the “Board”) of Veritiv Corporation (“Veritiv”) elected Daniel T. Henry as a director, effective immediately. Mr. Henry has been named chairman of the Audit and Finance Committee and is expected to be named to the Compensation and Leadership Development Committee. In accordance with New York Stock Exchange rules, this election took place prior to June 18, 2014 (the date prior to which when-issued trading of Veritiv’s common stock, par value $0.01 per share, commenced on the New York Stock Exchange).

As a director, Mr. Henry will be eligible to receive the same compensation in respect of his services to the Board as the other non-employee directors of the Board, including any additional cash stipend for service as chairman of a committee. The expected compensation to be paid to directors of the Board is disclosed in Veritiv’s Registration Statement on Form S-1, as amended (File No. 333-193950).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITIV CORPORATION

By:	/s/ Mark W. Hianik
Name:	Mark W. Hianik
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: June 23, 2014